Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

of

ONE Gas, Inc.

(an Oklahoma corporation)

ARTICLE I

OFFICES

Section 1.01 Principal Office. The principal office for the transaction of the business of ONE Gas, Inc. (the “Corporation”) shall be located at 15 E. 5th St., Tulsa, Oklahoma 74103 (the “Principal Office”). The Corporation’s board of directors (the “Board”) is hereby granted full power and authority to change the Principal Office from one location to another.

Section 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Oklahoma, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01 Annual Meetings. An annual meeting of the shareholders for the election of directors and for the transaction of such other proper business as may come before such meetings may be held at such date, time and place as the Board shall determine by resolution. An annual meeting of the shareholders may be held in person or held partially or completely by means of remote communication.

Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the members of the Board. Shareholders may not call special meetings. At any special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of meeting (or any supplement thereto).

Section 2.03 Place of Special Meetings. All special meetings of the shareholders shall be held at such places, within or without the State of Oklahoma, or held partially or completely by remote communication, as may be designated by the person or persons calling the special meeting and specified in the notice or waiver of notice thereof. Otherwise, the special meeting shall be held at the Principal Office of the Corporation.

Section 2.04 Notice of Meetings; Adjournment.

(a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called.

(b) Unless otherwise provided for in the Oklahoma General Corporation Act, as in effect at the time (the “Corporation Act”), or in the Corporation’s Certificate of Incorporation, as in effect at the time (the “Certificate of Incorporation”), the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the stock transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice, and such notice shall be deemed waived by any shareholder who shall have submitted a written waiver of notice or who shall have attended such meeting in person or by proxy, except a shareholder who shall have attended such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d) Any meeting of the shareholders may be adjourned from time to time to reconvene at the same or some other place by any of the chairman of the Board, the individual designated as the presiding officer of the meeting or a majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote, whether or not a quorum is present, and notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that when the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 2.05 Quorum. Subject to the provisions of the Corporation Act or the Certificate of Incorporation, a majority of the shares of stock of the Corporation entitled to vote, the holders of which shall be present in person or represented by proxy, shall constitute a quorum for any meeting of the shareholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares entitled to vote thereat who are present in person or by proxy or, if none of the holders of any shares entitled to vote thereat are present, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06 Voting.

(a) Each shareholder shall, at each meeting of the shareholders, be entitled to vote in person, by means of remote communication at a meeting held partially or completely by means of remote communication, or by proxy, each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such shareholder and registered in such shareholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to Section 2.07 of these by-laws (the “By-laws”) as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

(ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, limited liability company, partnership or other business entity, if a majority of the shares, membership interests, partnership interests or other applicable equity interests entitled to vote in the election of directors, managers or other similar positions in such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless the transfer by the pledgor on the books of the Corporation shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Shares having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Corporation Act.

(c) A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The following shall constitute a valid means by which a shareholder may grant such authority:

(i) by executing a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee, agent or other authorized person signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or

(ii) by authorizing another person or persons to act for him or her as proxy by transmitting or authorizing transmission of a facsimile, electronic mail, telegram, cablegram, or other means of electronic transmission capable of being reduced to writing to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission; provided, that any facsimile, electronic mail, telegram, cablegram, or other acceptable means of electronic transmission must either set forth, or be submitted with information from which it can be determined, that such transmission was authorized by the shareholder. If it is determined that a facsimile, electronic mail, telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, any other person making that determination shall specify the information upon which they relied.

Any copy, facsimile, or other reliable reproduction of the writing or transmission created pursuant to this subsection may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that the copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) The attendance at any meeting by a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the shareholder (i) shall in writing so notify the secretary of the meeting prior to the voting of a proxy or (ii) votes at the meeting.

(e) At any meeting of the shareholders, all matters, except as otherwise provided in the Certificate of Incorporation, in the By-laws or by law or applicable stock exchange rule, and except for the election of directors, shall be decided by the vote of the holders of shares representing a majority of the voting power of the shareholders present in person or by proxy and entitled to vote thereat and thereon, provided that a quorum is present. With respect to the election of directors at any meeting of the shareholders, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election by the shareholders present in person or by proxy at the meeting and entitled to vote for the election of directors, provided that a quorum is present and, provided further, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 3.03(c) and (d) of these By-laws and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the shareholders. The vote at any meeting of the shareholders on any matter need not be by written ballot, except election of directors, unless so directed by the presiding officer of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy, if there be such a proxy, and it shall state the number of shares voted.

Section 2.07 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. In order that the Corporation may determine shareholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action, unless otherwise provided by the Certificate of Incorporation. If, in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders, the Board shall not fix a record date, the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.

Section 2.08 List of Shareholders. The secretary of the Corporation shall cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any shareholder who is present for any purpose germane to the meeting.

Section 2.09 Chairman and Secretary of the Meeting. Meetings of the shareholders shall be presided over by the chairman of the Board or, in his absence, by the next senior officer of the Corporation present. If no senior officers are present, the meeting of shareholders shall be presided over by a presiding officer to be chosen by the shareholders. The secretary of the Corporation, or in such officer’s absence, an assistant secretary, shall act as secretary of the meeting, but if none are present, the presiding officer of the meeting shall appoint a secretary of the meeting.

Section 2.10 Inspectors. If at any meeting of the shareholders a vote by written ballot shall be taken on any question, the presiding officer of the meeting may appoint an inspector or inspectors to act with respect to such vote. Each inspector so appointed shall first subscribe an oath to execute faithfully the duties of an inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector(s) shall decide upon the qualification of the voters, shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspector(s) shall be in writing and subscribed and delivered by them to the secretary of the Corporation. The inspector(s) need not be shareholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which such officer shall have a material interest.

Section 2.11 Conduct of Meetings.

(a) At an annual meeting of the shareholders, a matter (other than nominations of directors which shall be governed by Sections 3.03(c) and (d) of these By-laws) may only be considered if it is brought before the meeting: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the discretion of the Board; or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for herein, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.11(b). Nothing in this Section 2.11(a) or 2.11(b) will be deemed to affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) For business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.11(a) above, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be received at the Principal Office of the Corporation not less than one hundred twenty (120) calendar days before the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the date of the meeting is changed by more than thirty (30) days from the first anniversary date of the previous year’s meeting, notice by a shareholder must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. In no event will the postponement or adjournment of an annual meeting, or the public disclosure of the postponement or adjournment of an annual meeting, commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting: (1) a brief description of and the reasons for proposing such matter at the meeting; (2) with respect to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made: (A) the name and address of such person; (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by such person and any affiliates or associates of such person; (C) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (3) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (4) any material interest of such shareholder of record, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, in such proposal; (5) a description of all agreements, arrangements and understandings between such shareholder, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (6) all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Section 14 under the Exchange Act. The foregoing information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose all such information as of the record date.

(c) Notwithstanding anything in these By-laws to the contrary, no business shall be proper at a meeting unless brought before it in accordance with the procedures set forth herein. Further, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein.

(d) The chairman of the Board or the individual designated as presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures proscribed herein, and, if the chairman of the Board or the presiding officer of the meeting should so determine, then any such business shall not be transacted.

(e) Notwithstanding anything provided herein to the contrary, the procedures for submission of shareholder proposals have not expanded, altered or affected in any manner whatever, the rights or limitations that may exist regarding the ability of a shareholder of the Corporation to submit a proposal for consideration by shareholders of the Corporation under Oklahoma or federal law.

Section 2.12 Meetings by Remote Communication. Shareholders and proxy holders that are not physically present for a meeting of shareholders may participate in the meeting, be deemed present in person, and vote if the Board authorizes participation by means of remote communication. Participation by means of remote communication is subject to guidelines and procedures that the Board adopts. Before the Board may authorize shareholders or proxy holders to participate by remote communication in a meeting of shareholders, the Corporation shall implement measures to (a) verify that a person that is participating in the meeting by remote communication is a shareholder or a proxy holder; and (b) ensure that a shareholder or proxy holder may participate by remote communication in an effective manner. The Corporation shall maintain a record of the vote or other action of a shareholder or proxy holder that participates in a meeting of shareholders by remote communication.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The property, business, and affairs of the Corporation shall be managed by and under the direction of the Board, except as may be otherwise provided for in the Corporation Act or in the Certificate of Incorporation.

Section 3.02 Number. The number of directors of the Corporation shall not be less than six (6) nor more than twenty-one (21) persons and shall be fixed from time to time by resolution of the Board.

Section 3.03 Election of directors.

(a) At each annual meeting of shareholders of the Corporation commencing at the annual meeting of shareholders next following the 2018 annual meeting of shareholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of shareholders. The term of each director serving as and immediately following the date of the 2018 annual meeting of shareholders shall expire at the next annual meeting of shareholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of shareholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office.

(b) A person shall retire from the Board no later than immediately prior to the annual meeting of shareholders following such person’s seventy-fifth (75th) birthday.

(c) Only persons nominated in accordance with the procedures set forth in this Section 3.03(c) shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors (i) by or at the direction of the Board or a committee thereof, or (ii) by any shareholder of the Corporation (x) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.03 and on the record date for the determination of shareholders entitled to receive notice of and to vote at such annual meeting or special meeting, (y) who complies with the notice procedures set forth in this subsection (c) and Section 3.03(d) and (z) who complies with the requirements of Rule 14a-19 promulgated under the Exchange Act. In addition, no individual nominated by a shareholder pursuant to clause (ii) shall be eligible for election as a director unless the individual complies with the information requirements of Section 3.03(e). Such nominations, other than those made by or at the direction of the Board or a committee thereof, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be received at the Principal Office of the Corporation (a) in the case of an annual meeting, not less than one hundred twenty (120) calendar days before the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the date of the meeting is changed by more than thirty

(30) days from the first anniversary date of the previous year’s meeting, notice by a shareholder must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period for the giving of a shareholder’s notice as described above.

(d) A shareholder’s notice to the secretary shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address, and residence address of such person; (b) the principal occupation or employment of such person; (c) the class or series and number of shares of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person; (d) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder; (e) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (f) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (g) such person’s written and executed representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and, if elected as a director, will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation; (h) such person’s completed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which form of questionnaire shall be promptly provided by the secretary to the requesting shareholder upon written request) and (i) all other information relating to such person that would be required to be disclosed in connection with a solicitation of proxies for the election of such person as a director, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Rule 14a-19 under the Exchange Act (including without limitation such person’s written consent to being named as a nominee in any proxy statement relating to the meeting and to serving as a director if elected); and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address, as they appear on the Corporation’s books, of such shareholder, and the name and address of such beneficial owner, if any, and any other shareholders known by such shareholder to be supporting such nominee(s); (b) the class and number of shares of the Corporation which are owned beneficially and of record by such person and any affiliates or associates of such person; (c) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder; (d) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (e) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (f) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; (g) a description of all agreements, arrangements and understandings between such person or any affiliate or associate of such person, and any other person or persons (including their names) in connection with the nomination by such shareholder; and (h) all other information that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Section 14 under the Exchange Act (including all other information required by Rule 14a-19 under the Exchange Act).

The foregoing information shall be updated and supplemented by such shareholder and beneficial owner, if any, (i) so that the information provided or required to be provided in such notice pursuant to this Section 3.03(d) shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at such annual meeting or special meeting and (ii) to provide evidence that the shareholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and any such update and supplement shall be delivered to or be mailed to and received by the secretary at the principal executive offices of the

Corporation no later than five (5) business days after the shareholder files a definitive proxy statement in connection with the meeting. No person shall be eligible to be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in subsections (c) and (d) of this Section 3.03. The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-laws or that the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

(e) At the request of the Corporation each proposed nominee must submit to the secretary such other information as the Corporation may reasonably require, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Section 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the secretary of the Corporation. Any such resignation shall take effect immediately upon its receipt unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05 Chairman of the Board Emeritus. The Board may from time to time designate a person as chairman of the Board Emeritus in recognition of such person’s long and faithful service to the Corporation and its Board. The chairman of the Board Emeritus shall be an honorary member of the Board and shall serve at the pleasure of the Board.

Section 3.06 Advisory Directors.

(a) The chairman of the Board may from time to time designate persons as advisory directors (“Advisory Directors”) who shall be available to advise and consult with the chairman of the Board and the Board and shall serve in such capacity at the pleasure of the chairman of the Board. Any person so designated as an Advisory Director may be invited to attend any meeting of the Board or any meeting of a committee of the Board by the chairman of the Board without further action of the Board.

(b) The compensation to be received by Advisory Directors shall be established from time to time by the Board.

(c) The business of the Corporation shall remain solely under the direction of the Board and any person designated as an Advisory Director shall be a non-voting member, and shall not by virtue of his or her designation as an Advisory Director or by virtue of providing advice or consultation to the Corporation be deemed to have undertaken any duty to the Corporation or its shareholders.

(d) Any person designated as an Advisory Director by the Board shall not have any liability to the Corporation and its shareholders. If, notwithstanding the foregoing, a claim should ever be asserted against any such Advisory Director by or on behalf of the Corporation or any shareholders or otherwise, the Advisory Director shall be entitled to the protection of Article VIII of these By-laws, and to the protection of any other indemnification or limitation of liability provisions that may exist from time to time with respect to members of the Board, either in the Certificate of Incorporation, By-laws, minutes, agreements or other documents of the Corporation or applicable law.

(e) The chairman of the Board or the Board may terminate the status of a person as an Advisory Director at any time without any liability or obligation to such person except that any indemnification provided to such person at the time of such termination shall continue for the benefit of such person.

(f) The Corporation may enter into a contract with any person who is designated as an Advisory Director with such terms and condition as may be approved by the chairman of the Board.

Section 3.07 Vacancies and Removal.

(a) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the shareholders at their next annual meeting, or at any special meeting of shareholders called for that purpose. Each director so chosen shall hold office until the next annual meeting of shareholders after the date such person is so chosen or until his or her earlier death, resignation, retirement or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

(b) Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote for the election of directors.

Section 3.08 Place of Meeting, etc. The Board may hold any of its meetings at such place or places within or without the State of Oklahoma as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting. Directors may participate in any regular or special meeting of the Board or any meeting of a committee designated by the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.09 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.10 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.11 Special Meetings.

(a) Special meetings of the Board and any meeting of any committee designated by the Board may be called at any time by the chairman of the Board or the lead independent director of the Board, or by such number of directors as would constitute a quorum of the Board, to be held at the Principal Office, or at such other place or places, within or without the State of Oklahoma, as the person or persons calling the meeting may designate. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which all directors shall be present, even though without any notice, any business may be transacted.

(b) Notice of all special meetings of the Board and any special meeting of any committee designated by the Board shall be given by the secretary or by the person or persons calling the meeting to each director (or, in the case of a committee, to each member of such committee) by mailing a copy thereof at least four (4) days before the meeting or by two (2) days service of the same by facsimile, electronic mail, telegram, cable, or wireless, or personally. If the chairman of the Board, the chief executive officer or the president of the Corporation, or three of the directors determine that a special meeting of the Board or committee on shorter notice is necessary, then notice may be given by telephone, telegram, electronic mail or facsimile not less than four (4) hours in advance of the time when the meeting shall be held. Such notice may be waived by any director and any meeting shall be a validly convened meeting without notice having been given if all the directors (or, in the case of a committee, all members of such committee) shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall, after the meeting, sign the approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

Section 3.12 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, the By-laws, or by law, the presence of a majority of the entire Board and, with respect to any committee of the Board, a majority of the directors constituting such committee shall be required to constitute a quorum for the transaction of business at any meeting of the Board or such committee, as applicable, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors or committee members present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board or as a duly authorized committee of the Board, and the individual directors shall have no power as such.

Section 3.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 3.14 Compensation. All salaries and compensation paid by the Corporation to its directors shall be fixed from time to time by the Board at a regular meeting of the Board to be held as provided by these By-laws, and any payment of any kind or character to any director of the Corporation or any contract made with such director or executive officer must be approved by a majority of the whole Board at a regular meeting of the Board, before such payment is made or contract executed.

Section 3.15 Committees.

(a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority to:

(i) approve, adopt, or recommend to the shareholders any action or matter expressly required by the Corporation Act to be submitted to shareholders for approval; or

(ii) adopt, amend, or repeal any bylaw of the Corporation.

Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

(b) Except as may otherwise be ordered by the Board, the chairman of the Board shall appoint the members of all special or other committees of the Board. The chairman of the Board shall be an ex-officio member of all standing committees, except the executive compensation committee, and shall be the chairman of any executive committee of the Board.

(c) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in the place of any such absent or disqualified member.

(d) Any director serving on a committee of the Board may be removed from such committee at any time by the Board.

Section 3.16 Officers of the Board. The Board shall elect the chairman of the Board. The chairman of the Board, or in the absence of the chairman of the Board, the chief executive officer of the Corporation, or in the chief executive officer’s absence, any other officer of the Corporation who is a director, shall preside at all meetings of the Board, or in the absence of any such officers, a temporary chairman elected by the directors present at the meeting shall preside.

Section 3.17 Interested Directors.

(a) No director shall vote on a question in which such director is interested, except the election of the chairman of the Board, a chief executive officer, a president, or other officer of the Corporation or members of any committee of the Board, but, in the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided, that such interest or connection shall be fully disclosed or otherwise be known to the Board at the meeting of the Board at which such contract or transaction is authorized or confirmed, provided further, that the contract or transaction is fair as to the Corporation at the time authorized or confirmed by the Board, and, provided further, that at the meeting of the Board at which such contract or transaction is to be authorized or confirmed, a quorum be present which may include common or interested directors for purposes of determining the presence of a quorum, and the Board in good faith authorizes or confirms such contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum. The mere ownership of stock in another corporation by a director shall not disqualify such director to vote in respect of any transaction between the Corporation and such other corporation, provided, the other provisions of this Section 3.17 are complied with.

(b) No contract or other transaction between the Corporation and any other entity shall be affected by the fact that any of the directors of the Corporation are interested in or are directors, officers, managers or similarly situated representatives of such other entity, if such contract or transaction be made, authorized, or confirmed by the Board in the manner provided in the preceding paragraph, or by any committee of the Board having the requisite authority, by vote of a majority of the members of such committee not so interested; and any director individually may be a party to or may be interested in any contract or transaction of the Corporation, provided, that such contract or transaction shall be approved or ratified by the Board or by any committee of the Board having the requisite authority, in the manner herein set forth.

(c) The Board, in its discretion, may submit any contract or act of the Corporation or of the Board for approval or ratification at any annual meeting of the shareholders, or at any special meeting of shareholders, the notice of which shall state that it is called for the purpose, or in part for the purpose, of considering any such act or contract, and any such contract or act that shall be approved or be ratified by the vote of the holders of a majority in voting interest of the shares of stock of the Corporation entitled to vote thereat, shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved and ratified by every shareholder of the Corporation.

(d) Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary entity notwithstanding the fact that such person is also a director, officer, manager or similarly situated representative of such subsidiary entity.

(e) No contract or agreement between the Corporation and (i) any other corporation or party which owns a majority of the capital stock of the Corporation or (ii) any subsidiary of any such other corporation or party, shall be made or entered into without the affirmative vote of a majority of the whole Board at a regular meeting of the Board.

(f) Notwithstanding anything to the contrary in the foregoing paragraphs of this Section 3.17, in the case of contracts, transactions, and acts of the Corporation, of the Board, or of committees thereof that require shareholder and/or director approval under any provision of the Certificate of Incorporation or of law by a higher proportion of the voting power of the outstanding voting stock than a majority of a quorum of the shareholders or approval by the Independent Directors (as defined and required by the Certificate of Incorporation), ratification by the shareholders and/or approval by the Independent Directors of such contracts, transactions, and acts shall require the affirmative vote of such higher proportion of such voting power and/or approval by the Independent Directors, and any contract, transaction, act, or agreement referred to in the foregoing paragraphs shall be subject to any such applicable provisions of the Certificate of Incorporation or of law.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The officers of the Corporation shall be a chief executive officer, one or more presidents, a chief financial officer, a chief accounting officer, a secretary, a treasurer, and such vice presidents, including one or more executive vice presidents and senior vice presidents, and such other officers as may be elected by the Board or as may be appointed by the chief executive officer from time to time as authorized by these By-laws. The Board shall elect the chief executive officer (which office shall be elected in accordance with Section 4.03 of these By-laws), one or more presidents, a chief financial officer, a chief accounting officer, a secretary and a treasurer (collectively, the “Mandatory Officers”). The Board may also elect one or more executive vice presidents and one or more senior vice presidents (collectively, and together with the Mandatory Officers, the “Senior Officers”) as the Board may determine from time to time. The Board may also elect such other officers as the Board may determine from time to time. The chief executive officer may appoint one or more vice-presidents, assistant secretaries, assistant treasurers and such other officers as he determines from time to time, other than Senior Officers. The chief executive officer shall provide the Board with a list of all officers appointed by the chief executive officer upon the request of any member of the Board at any time. Officers elected by the Board shall have such powers and duties as are permitted or required by law and as may be specified by or in accordance with resolutions of the Board. Officers appointed by the chief executive officer shall have such powers and duties as are permitted or required by law and as may be specified by or in accordance with the appointment by the chief executive officer. In the absence of any contrary determination by the Board, the person designated as the chief executive officer, shall, subject to the power and authority of the Board, have general supervision, direction, and control of the officers, employees, business, and affairs of the Corporation and shall have the right to remove any officer of the Corporation. One person may hold two or more offices, except that the secretary may not also hold the office of president.

Section 4.02 Election and Term. Subject to the limitations set forth above, each officer of the Corporation, other than the chief executive officer, shall either be elected by an affirmative vote of a majority of the directors or be appointed by the chief executive officer, and shall hold his or her respective office until such person resigns, is removed or otherwise is disqualified to serve, or such person’s successor is elected or appointed, as applicable.

Section 4.03 Election and Term of Chief Executive Officer. The chief executive officer of the Corporation shall be elected by the affirmative vote of at least a majority of the Board and shall hold such designation until such person resigns, is removed, otherwise is disqualified to serve, or such person’s successor is elected, in accordance with this Section 4.03.

Section 4.04 Removal and Resignation.

(a) Except where otherwise expressly provided in a written contract duly authorized by the Board, any officer may be removed, either with or without cause, (i) by a majority of the directors in office at the time, at any regular or special meeting of the Board, or (ii), except in case of an officer chosen by the Board, by the chief executive officer.

(b) Subject to the terms of a written contract duly authorized by the Board, any officer may resign at any time by giving written notice to the Board, the chairman of the Board, the chief executive officer, the president or the secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner prescribed in these By-laws for the regular appointments to such office.

Section 4.06 Voting Stock in Other Corporations, and Interests in Partnerships, Limited Liability Companies and other Entities. Unless otherwise ordered by the Board, the person designated as the chief executive officer, or in such officer’s absence, or with such officer’s consent, the next ranking officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote: (i) at any meeting of shareholders of any corporation in which the Corporation may hold stock, (ii) at any meeting of partners of any partnerships (general or limited) in which the Corporation may hold a partnership interest, (iii) at any meeting of members of a limited liability company in which the Corporation may hold a membership or other capital interest, and (iv) at any meeting of any other entities in which the Corporation may hold an ownership interest and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers, and privileges incident to the ownership of such stock, partnership, membership, capital, or other interest, or, in lieu of a meeting, to act or vote by written consent on behalf of the Corporation, without a meeting. The Board may, by resolution from time to time, confer like powers upon any other person or persons.

Section 4.07 Compensation of Officers.

(a) All salaries and compensation paid by the Corporation to Senior Officers shall be fixed from time to time by the Board at a regular meeting of the Board to be held as provided by these By-laws, and any payment of any kind or character to any Senior Officer of the Corporation or any contract made with such Senior Officer must be approved by a majority of the whole Board of directors at a regular meeting of the Board, before such payment is made or contract executed.

(b) All salaries and compensation paid by the Corporation to officers appointed by the chief executive officer shall be fixed from time to time by the chief executive officer, and any payment of any kind or character to any officer of the Corporation or any contract made with such officer must be approved by the chief executive officer, before such payment is made or contract executed.

ARTICLE V

OPERATING DIVISIONS OF THE CORPORATION

Section 5.01 Division Boards. The Board may appoint individuals who may, but need not be, directors, officers, or employees of the Corporation to serve as members of a division board of directors (the “Division Board”) of one or more divisions of the Corporation and may fix fees or compensation for attendance at meetings of any such Division Board. The members of any such Division Board may adopt and from time to time may amend by-laws or other rules and regulations for the conduct of their affairs and shall keep minutes of their meetings. The term of office of any member of a Division Board shall be at the pleasure of the Board and shall expire as provided for in the by-laws of the Division. The function of any such Division Board shall be to manage and control the ordinary business and affairs of the applicable division(s) and to advise the Board with respect to the business and affairs of their respective division(s).

Section 5.02 Titles. The Division Board may, from time to time, confer on the employees of their division or discontinue, the title of president, executive vice president, senior vice president, vice president, and any other titles deemed appropriate. The designation of any such official titles for employees assigned to the divisions of the Corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Corporation. Any employee so designated as an officer of a division shall have authority, responsibilities, and duties with respect to such employee’s division, corresponding to those normally vested in the comparable officer of the Corporation, subject to such limitations as may be imposed by the Board.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 6.01 Execution of Contracts.

(a) In addition to the general authority granted by law, the Board, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these By-laws, no agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

(b) In addition to the general authority granted by law, the chief executive officer, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, appointed by the chief executive officer, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the chief executive officer or by these By-laws, no agent employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 6.02 Checks, Drafts, etc. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

Section 6.03 Deposit. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board or by the chief executive officer. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the chief executive officer, the president, or the treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board or the chief executive officer) may endorse, assign, and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

Section 6.04 General and Special Bank Accounts.

(a) The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

(b) In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the treasurer of the Corporation, with the approval of the chief executive officer or any other officer designated by the chief executive officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the treasurer or such other designated officer may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the checks of the Corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or officers of the Corporation as shall be specified in the written instructions of the treasurer of the Corporation with the approval of the chief executive officer or such other designated officer.

ARTICLE VII

SHARES AND THEIR TRANSFER

Section 7.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such shareholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the chairman of the Board, or the chief executive officer, or the president and by the secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent, or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms, or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in the case of cancellation the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.04 of these By-laws. Notwithstanding the above, the Board may provide by resolution or resolutions that some or all of any and all classes or series of stock of the Corporation may be uncertificated shares, provided, the shares represented by a certificate shall not become uncertificated shares until such time as the certificate for such shares is surrendered to the Corporation and shall have been canceled and, provided further, that any holder of uncertificated shares who makes written request to the Corporation shall be entitled to receive a certificate representing such holder’s shares of the stock in the Corporation.

Section 7.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the stock transfer agent as provided in Section 7.03 of these By-laws, and, except for uncertificated shares, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented for transfer, both the transferor and the transferee request the Corporation to do so.

Section 7.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer, and registration of certificates for shares and uncertificated shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more stock transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 7.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the secretary may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the secretary, it is proper to do so.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees and expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 8.02 Actions, Suits, or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 8.03 Indemnity if Successful. Notwithstanding the other provisions of this Article VIII, to the extent that a present or former director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person in connection therewith.

Section 8.04 Determination of Right of Indemnification. Any indemnification under Sections 8.01 or 8.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02. Such determination shall be made (i) by the Board by a majority vote of the directors who were not parties to such action, suit, or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders.

Section 8.05 Advance of Expenses. Expenses (including attorneys’ fees and expenses) incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees and expenses) incurred by former directors or officers or other employees and agents may be so paid under such terms and conditions, if any, as the Board may deem appropriate.

Section 8.06 Provisions of By-laws not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.01 and 8.02 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.01 or Section 8.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the Corporation Act, or otherwise.

Section 8.07 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise or as a member of any committee or similar body, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article VIII.

Section 8.08 Constituent Corporations. For the purposes of this Article VIII, references to “the Corporation” include, in addition to the resulting corporation or other entity, any constituent corporation or entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or entity or is or was serving at the request of such constituent corporation or entity as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its existence had continued.

Section 8.09 Certain Definitions.

(a) For purposes of this Article, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include, but are not limited to, any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

(b) For purposes of any determination under Section 8.04, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.09(b) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.01 or Section 8.02, as the case may be.

Section 8.10 Continuation of Rights Provided by this Article. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.11 Miscellaneous. In furtherance and not in limitation of the foregoing provisions of this Article VIII, the Corporation shall indemnify the persons referred to hereinabove to the fullest extent permitted by the Corporation Act, as the same may be amended from time to time.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Oklahoma and the year of incorporation.

Section 9.02 Waiver of Notices. Whenever notice is required to be given by these By-laws or the Certificate of Incorporation, or by law, the person entitled to such notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 9.03 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 9.04 Inspection of Corporate Books and Records. The Board from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book, or documents of the Corporation except as conferred by statute or as authorized by resolution of the Board.

Section 9.05 Amendments. These By-laws, or any of them, may be rescinded, altered, amended, or repealed, and new By-laws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of the Corporation, entitled to vote generally on the election of directors, at any annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice of such proposed amendment, modification, repeal, or adoption is given in the notice of special meeting. Any by-laws made or altered by the shareholders may be altered or repealed by the Board or may be altered or repealed by the shareholders.

Effective the 21st day of February 2023.

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